SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: FEBRUARY 5, 2007
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                        1-16725                42-1520346
(State or other jurisdiction    (Commission file number)   (I.R.S. Employer
    of incorporation)                                    Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

                               ------------------

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 5, 2007, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended December 31, 2006. The text of the announcement is included herewith as Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99 Fourth Quarter 2006 Earnings Release




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.


                                    By:     /S/ MICHAEL H. GERSIE
                                            ------------------------------------
                                    Name:    Michael H. Gersie
                                    Title:   Executive Vice President and Chief
                                             Financial Officer

Date:    February 6, 2007

                                                                      EXHIBIT 99
RELEASE: On receipt
MEDIA CONTACT:               Jeff Rader, 515-247-7883, RADER.JEFF@PRINCIPAL.COM
INVESTOR RELATIONS CONTACT:  Tom Graf, 515-235-9500,
                             investor-relations@principal.com


       PRINCIPAL FINANCIAL GROUP, INC. REPORTS FOURTH QUARTER 2006 RESULTS

Des Moines, IA (February 5, 2007) - Principal Financial Group, Inc. (NYSE: PFG) today announced net income available to common stockholders for the three months ended December 31, 2006, of $284.1 million, or $1.04 per diluted share compared to $246.9 million, or $0.87 per diluted share for the three months ended December 31, 2005. The company reported operating earnings of $252.0 million for fourth quarter 2006, compared to $217.9 million for fourth quarter 2005. Operating earnings per diluted share (EPS) for fourth quarter 2006 were $0.93 compared to $0.77 for the same period in 2005. Operating revenues for fourth quarter 2006 were a record $2,537.0 million compared to $2,481.1 million for the same period last year.(1)

"The fourth quarter was a very strong finish for The Principal, with 16 percent growth in operating earnings contributing to a 13 percent increase in earnings for the year," said J. Barry Griswell, chairman and chief executive officer. "Driven by record earnings for U.S. Asset Management and Accumulation, which improved $107 million or 20 percent for the year, and by disciplined capital management, the company delivered 19 percent growth in earnings per share compared to 2005."

"2006 marks an eighth consecutive year of record earnings for The Principal, as we continue to build an exceptional track record of performance," said Griswell. "Since our IPO in 2001, we've achieved five-year compounded annual growth of 11 percent for earnings and 17 percent for earnings per share. We've also improved return on equity (ROE)(2) by 640 basis points since 2001, to 15.3 percent at year-end."

     Additional highlights for 2006 include:

     o Record net income available to common stockholders (net income) of $1.03 billion, and record net income per diluted share of $3.74 in 2006.
     o Record operating earnings of $972.1 million, and record EPS of $3.53 in 2006.
     o Record assets under management of $256.9 billion, up $61.7 billion, or 32 percent from 2005(3).
     o Record full service accumulation account values of $91.8 billion, up 19 percent from 2005.
     o Record sales of each of the company's three key retirement and investment products in 2006, including: $3.8 billion for mutual funds, up 12 percent; $2.5 billion for individual annuities, up 25 percent; and $7.2 billion for organic full service accumulation, up 18 percent, including $1.9 billion in the fourth quarter.

"Strong results in 2006 reflect our ongoing focus on fundamentals - innovative retirement and employee benefits solutions, responsive service, and exceptional convenience, choice and value," said Griswell. "During the year, we continued to help employers understand benefit trends and employee retention strategies, and to broaden our array of high quality, cost effective benefits. We continued to help captive and independent distribution alike, through new product education, additional needs analysis tools, and point of sale expertise. And we expanded our portfolio of worksite solutions, adding an array of product offerings, tools and personalized guidance to help employees assess needs, evaluate options, and execute a tailored financial plan."

"Our ongoing investment in helping customers achieve financial security and success continues to drive solid retention and sales. In our largest business, full service accumulation, we achieved 94 percent employer-level retention in 2006 and our retention of at-risk participant assets continued to significantly outpace the industry average," said Griswell. "Sales of our three key retirement and investment products - full service accumulation, mutual funds and individual annuities - each reached record levels, combining for $13.5 billion for the year, an increase of 18 percent from 2005. We also achieved a fifth consecutive year of record sales in our Specialty Benefits division, an increase of 21 percent."

"Looking ahead, we remain highly optimistic about the opportunities that exist across our businesses, and our ability to translate those opportunities into growth," said Griswell. "We've built a strong foundation for success: deep experience meeting the benefit needs of growing businesses and their employees; a broad array of asset accumulation and retirement income management solutions; and unique expertise managing assets appropriate for retirement investors. We'll continue to strive to leverage these competitive strengths, to execute our customer-focused strategy, and to create long-term value for our shareholders."

                               SEGMENT HIGHLIGHTS

U.S. ASSET MANAGEMENT AND ACCUMULATION

Segment operating earnings for fourth quarter 2006 were a record $178.7 million, compared to $136.0 million for the same period in 2005. Full service accumulation generated record earnings of $78.8 million, compared to $64.8 million in fourth quarter 2005, reflecting increased fees from higher account values. Full service accumulation account values were $91.8 billion as of December 31, 2006, compared to $77.3 billion as of December 31, 2005. Principal Global Investors generated record earnings of $32.1 million for the quarter, compared to $18.7 million in fourth quarter 2005, primarily due to management fee growth in all lines.

Operating revenues for the fourth quarter increased to a record $1,212.2 million compared to $1,205.7 million for the same period in 2005. Lower single premium group annuity sales were more than offset by double-digit revenue growth in all other businesses within the segment. The single premium group annuity product, typically used to fund defined benefit plan terminations, can generate large premiums from a small number of customers and tends to vary from period to period. Excluding this product, segment revenues increased 15 percent, reflecting record revenues for full service accumulation, individual annuities, investment only, and Principal Global Investors.

Segment assets under management reached a record $221.9 billion as of December 31, 2006, up 35 percent from $164.3 billion as of December 31, 2005. Excluding the purchase of WM Advisors, Inc., segment assets under management increased 18 percent from December 31, 2005.

INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION

Segment operating earnings for fourth quarter 2006 were $14.9 million. This compares to $22.7 million of earnings for fourth quarter 2005, which included an $8.7 million tax benefit associated with the liquidation of defined contribution operations in Japan. Fourth quarter 2006 earnings included a net benefit of $0.8 million, as tax benefits of $5.9 million were substantially offset by $5.1 million of other items, primarily deflation in Chile and organizational restructuring costs.

Operating revenues were $128.6 million for fourth quarter 2006, compared to $165.1 million for the same period last year. The decline in operating revenues, primarily the result of deflation in Chile, was substantially offset by a corresponding decline in benefits and claims expenses.

Assets under management for the segment were a record $19.1 billion as of December 31, 2006, compared to $15.4 billion as of December 31, 2005.

LIFE AND HEALTH INSURANCE

Segment operating earnings for fourth quarter 2006 were $64.9 million, compared to $63.2 million for the same period in 2005. Individual Life division earnings were $30.4 million, compared to $25.0 million for fourth quarter 2005. The increase from a year ago primarily reflects normal fluctuations in experience between periods. Specialty Benefits division earnings were $21.4 million, a decline of $0.4 million. In fourth quarter 2006, growth in premium for the division, and a $2.9 million benefit to earnings from a group long-term disability reserve refinement, were offset by higher loss ratios. Health division earnings were $13.1 million, compared to $16.4 million for fourth quarter 2005. The decline primarily reflects worsened loss ratios compared to the year ago period.

Operating revenues were $1,210.1 million, a ninth consecutive record quarter for the segment, and an increase of eight percent from the same period in 2005. Specialty Benefits revenues increased 15 percent, driven by strong sales and steady retention in all of the division's lines. Health revenues increased eight percent, reflecting member growth in the division's target markets and higher premium per member. Individual Life revenues increased slightly, due to increasing fees from universal life and variable universal life products.

CORPORATE AND OTHER

Operating losses for fourth quarter 2006 were $6.5 million, compared to operating losses of $4.0 million for the same period in 2005. Fourth quarter 2005 results reflect higher operating earnings from joint venture real estate.

FORWARD LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2005, and in the company's quarterly report on Form 10-Q for the quarter ended September 30, 2006, filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; a pandemic, terrorist attack or other catastrophic event; default of the company's re-insurers; and investment portfolio risks.

USE OF NON-GAAP FINANCIAL MEASURES
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measures, at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in the future reporting periods. Management also uses non-GAAP measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

SHARE REPURCHASES
In May 2006, following the Board's share repurchase authorization of up to $500 million, the company entered into an accelerated common stock repurchase agreement with an investment bank. Under this agreement, the company paid $500 million and received an initial delivery of 7.67 million common shares, while retaining the right to receive additional common shares depending on the volume weighted average share price of the company's common stock over the program's execution period. The program was completed during the fourth quarter 2006, at which time the company received 1.67 million additional common shares. On November 28, 2006, the Board authorized the repurchase of up to $250 million of our outstanding common stock. The company began activity under the new authorization with the repurchase of approximately $33 million of common stock during the month ending January 31, 2007.

EARNINGS CONFERENCE CALL

At 9:00 A.M. (CST) tomorrow, Chairman and CEO J. Barry Griswell and Executive Vice President and CFO Mike Gersie will lead a discussion of results, and the company's longer-term growth expectations, during a live conference call. Parties interested in listening to the conference call live may access the webcast on the company's Investor Relations (IR) website (www.principal.com/investor) or by dialing (800) 374-1609 (U.S. callers) or
(706) 643-7701 (international callers) approximately 10 minutes prior to the start of the call. To access the call, leader name is Tom Graf. Listeners can access an audio replay of the call on the IR website, or by calling (800) 642-1687 (U.S. callers) or (706) 645-9291 (international callers). The access code for the replay is 4587874. Replays will be available through February 13, 2007. The financial supplement is currently available on the company's website and may be referred to during the conference call.

ABOUT THE PRINCIPAL FINANCIAL GROUP
The Principal Financial Group(R) (The Principal (R))(4) is a leader in offering businesses, individuals and institutional clients A wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $256.9 billion in assets under management(5) and serves some 17.6 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM.


                                       ###


SUMMARY OF SEGMENT AND PRINCIPAL FINANCIAL GROUP, INC. RESULTS

                                                                OPERATING EARNINGS (LOSS)* IN MILLIONS
                                                     -------------------------------------------------------------
                                                          THREE MONTHS ENDED,           TWELVE MONTHS ENDED,
                                                     --------------- -------------- -------------- ---------------
                                            SEGMENT      12/31/06         12/31/05       12/31/06        12/31/05
---------------------------------------------------- --------------- -------------- -------------- ---------------
              U.S. ASSET MANAGEMENT AND ACCUMULATION       $178.7           $136.0       $  645.1         $538.4
---------------------------------------------------- --------------- -------------- -------------- ---------------
    INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION          14.9             22.7           71.8           71.0
---------------------------------------------------- --------------- -------------- -------------- ---------------
                          LIFE AND HEALTH INSURANCE          64.9             63.2          282.5          274.4
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                CORPORATE AND OTHER          (6.5)            (4.0)         (27.3)         (21.4)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                 OPERATING EARNINGS         252.0            217.9          972.1          862.4
---------------------------------------------------- --------------- -------------- -------------- ---------------
                    NET REALIZED/UNREALIZED CAPITAL
                        GAINS (LOSSES), AS ADJUSTED           9.7            (15.9)          18.0          (20.6)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                        OTHER AFTER-TAX ADJUSTMENTS          22.4             44.9           41.2           59.5
---------------------------------------------------- --------------- -------------- -------------- ---------------
        NET INCOME AVAILABLE TO COMMON STOCKHOLDERS        $284.1           $246.9       $1,031.3         $901.3
---------------------------------------------------- --------------- -------------- -------------- ---------------

                                                                           PER DILUTED SHARE


                                                     ------------------------------ ------------------------------
                                                          THREE MONTHS ENDED,           TWELVE MONTHS ENDED,
                                                     --------------- -------------- -------------- ---------------
                                                        12/31/06       12/31/05       12/31/06        12/31/05
                                                     --------------- -------------- -------------- ---------------
                                 OPERATING EARNINGS      $ 0.93           $  0.77          $  3.53          $  2.97
---------------------------------------------------- --------------- -------------- -------------- ---------------
                    NET REALIZED/UNREALIZED CAPITAL
                        GAINS (LOSSES), AS ADJUSTED        0.04             (0.06)            0.07            (0.06)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                        OTHER AFTER-TAX ADJUSTMENTS        0.07              0.16             0.14             0.20
---------------------------------------------------- --------------- -------------- -------------- ---------------
        NET INCOME AVAILABLE TO COMMON STOCKHOLDERS      $ 1.04           $  0.87          $  3.74          $  3.11
---------------------------------------------------- --------------- -------------- -------------- ---------------
 WEIGHTED-AVERAGE DILUTED COMMON SHARES OUTSTANDING      272.1             282.9            275.5            289.9
---------------------------------------------------- --------------- -------------- -------------- ---------------






*OPERATING EARNINGS VERSUS U.S. GAAP (GAAP) NET INCOME AVAILABLE TO COMMON STOCKHOLDERS
Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of our results of operations by highlighting earnings attributable to the normal, ongoing operations of the company's businesses.



                         PRINCIPAL FINANCIAL GROUP, INC.
                              RESULTS OF OPERATIONS
                                  (IN MILLIONS)
-----------------------------------------------------------------------------------------------------------------
                                                       THREE MONTHS ENDED,             TWELVE MONTHS ENDED,
                                                 -------------------------------- -------------------------------
                                                    12/31/06         12/31/05        12/31/06        12/31/05
                                                 ---------------- --------------- --------------- ---------------
   Premiums and other considerations                  $1,098.9         $1,148.6       $4,305.3         $3,975.0
   Fees and other revenues                               515.0            447.7        1,902.5          1,717.8
   Net investment income                                 923.4            877.4        3,618.0          3,360.1
   Net realized/unrealized capital gains                  21.6            (18.1)          44.7            (11.2)
   (losses)                                      ---------------- --------------- --------------- ---------------
   TOTAL REVENUES                                      2,558.9          2,455.6        9,870.5          9,041.7
                                                 ---------------- --------------- --------------- ---------------
   Benefits, claims, and settlement expenses           1,464.8          1,502.8        5,692.4          5,282.9
   Dividends to policyholders                             73.3             74.0          290.7            293.0
   Operating expenses                                    692.9            603.3        2,558.7          2,342.1
                                                 ---------------- --------------- --------------- ---------------
   TOTAL EXPENSES                                      2,231.0          2,180.1        8,541.8          7,918.0
                                                 ---------------- --------------- --------------- ---------------
   Income from continuing operations before
        income taxes                                     327.9            275.5        1,328.7          1,123.7
   Income taxes                                           65.6             31.3          295.0            232.2
                                                ---------------- --------------- --------------- ---------------
   Income from continuing operations, net of
        related income taxes                             262.3            244.2        1,033.7            891.5
   Income from discontinued operations, net of
        related taxes                                     30.1             11.0           30.6             27.5
                                                 ---------------- --------------- --------------- ---------------
   NET INCOME                                            292.4            255.2        1,064.3            919.0
   Preferred stock dividends                               8.3              8.3           33.0             17.7
                                                 ---------------- --------------- --------------- ---------------
   NET INCOME AVAILABLE TO COMMON STOCKHOLDERS        $  284.1         $  246.9       $1,031.3         $  901.3

   Less:
   Net realized/unrealized capital gains
        (losses), as adjusted                              9.7            (15.9)          18.0            (20.6)
   Other after-tax adjustments                            22.4             44.9           41.2             59.5
                                                 ---------------- --------------- --------------- ---------------
   OPERATING EARNINGS                                 $  252.0         $  217.9       $  972.1         $  862.4
                                                 ================ =============== =============== ===============

                        SELECTED BALANCE SHEET STATISTICS

                                                     ------------------------------------------------------------
                                                                            PERIOD ENDED
                                                     ------------------------------------------------------------
                                                          12/31/06              12/31/05            12/31/04
                                                     -------------------- --------------------- -----------------
  Total assets (in billions)                                   $   143.7             $   127.0         $   113.8
  Total common equity (in millions)                            $ 7,318.8             $ 7,265.2         $ 7,544.3
  Total common equity excluding accumulated other
       comprehensive income (in millions)                      $ 6,471.9             $ 6,270.4         $ 6,231.0
  End of period common shares outstanding
       (in                           millions)                     268.4                 280.6             300.6
  Book value per common share                                  $    27.27            $    25.89        $    25.10
  Book value per common share excluding
      accumulated other comprehensive income                   $    24.11            $    22.35        $    20.73



                         PRINCIPAL FINANCIAL GROUP, INC.
           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO U.S. GAAP
                       (IN MILLIONS, EXCEPT AS INDICATED)

                                                          ------------------------------ --------------------------------
                                                               THREE MONTHS ENDED,            TWELVE MONTHS ENDED,
                                                          ------------------------------ --------------------------------
                                                             12/31/06       12/31/05        12/31/06        12/31/05
                                                          --------------- -------------- --------------- ----------------
DILUTED EARNINGS PER COMMON SHARE:
Operating Earnings                                                 0.93            0.77            3.53            2.97
Net realized/unrealized capital gains (losses)                     0.04           (0.06)           0.07           (0.06)
Other after-tax adjustments                                        0.07            0.16            0.14            0.20
                                                          --------------- -------------- --------------- ----------------
Net income available to common stockholders                        1.04            0.87            3.74            3.11
                                                          =============== ============== =============== ================

BOOK VALUE PER COMMON SHARE EXCLUDING ACCUMULATED OTHER
COMPREHENSIVE INCOME:
Book value per common share excluding accumulated other
     comprehensive income                                         24.11           22.35           24.11           22.35
Net unrealized capital gains                                       3.21            3.66            3.21            3.66
Foreign currency translation                                      (0.10)          (0.08)          (0.10)          (0.08)
Net unrecognized post-retirement benefit obligation                0.05            -               0.05            -
Minimum pension liability                                          -              (0.04)           -              (0.04)
                                                          --------------- -------------- --------------- ----------------
Book value per common share including accumulated other
     comprehensive income                                         27.27           25.89           27.27           25.89
                                                          =============== ============== =============== ================
OPERATING REVENUES:
USAMA                                                          1,212.2         1,205.7         4,511.6         4,133.8
IAMA                                                             128.6           165.1           605.4           604.5
Life and Health                                                1,210.1         1,123.3         4,736.2         4,387.5
Corporate and Other                                              (13.9)          (13.0)          (27.4)          (59.1)
                                                          --------------- -------------- --------------- ----------------
Total operating revenues                                       2,537.0         2,481.1         9,825.8         9,066.7
Add:  Net realized/unrealized capital gains (losses)
     and related fee adjustments                                  20.6           (25.6)           44.2           (22.2)
Less:  Operating revenues from discontinued real estate           (1.3)           (0.1)           (0.5)            2.8
                                                          --------------- -------------- --------------- ----------------
Total GAAP revenues                                            2,558.9         2,455.6         9,870.5         9,041.7
                                                          =============== ============== =============== ================
OPERATING EARNINGS:
USAMA                                                            178.7           136.0           645.1           538.4
IAMA                                                              14.9            22.7            71.8            71.0
Life and Health                                                   64.9            63.2           282.5           274.4
Corporate and Other                                               (6.5)           (4.0)          (27.3)          (21.4)
                                                          --------------- -------------- --------------- ----------------
Total operating earnings                                         252.0           217.9           972.1           862.4
Net realized/unrealized capital gains (losses)                     9.7           (15.9)           18.0           (20.6)
Other after-tax adjustments                                       22.4            44.9            41.2            59.5
                                                          --------------- -------------- --------------- ----------------
Net income available to common stockholders                      284.1           246.9         1,031.3           901.3
                                                          =============== ============== =============== ================
NET REALIZED/UNREALIZED CAPITAL GAINS (LOSSES):
Net realized/unrealized capital gains (losses), as
adjusted                                                           9.7           (15.9)           18.0           (20.6)
Add:
Amortization of DPAC and sale inducement costs                    (1.5)            0.4            (5.4)            0.7
Capital gains distributed                                          6.0             2.0            11.8             5.8
Tax impacts                                                        3.5           (12.4)           12.1           (10.6)
Minority interest capital gains                                    2.9             0.3             7.7             2.5
Less related fee adjustments:
Unearned front-end fee income                                     (0.8)            0.3             0.8             1.1
Certain market value adjustments to fee revenues                  (0.2)           (7.8)           (1.3)          (12.1)
                                                          --------------- -------------- --------------- ----------------
GAAP net realized/unrealized capital gains (losses)               21.6           (18.1)           44.7           (11.2)
                                                          =============== ============== =============== ================
OTHER AFTER TAX ADJUSTMENTS:
IRS Audit Issue                                                    -              33.8            18.8            33.8
Contribution to foundation                                        (8.5)            -              (8.5)            -
Gain on disposal of discontinued real estate investments          30.9             -              30.9            22.3
Discontinued operations - Mortgage Banking                         -               2.7             -              (5.0)
Discontinued operations - BT                                       -               8.4             -               8.4
                                                          --------------- -------------- --------------- ----------------
Total other after-tax adjustments                                 22.4            44.9            41.2            59.5
                                                          =============== ============== =============== ================


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---------------------------

(1) Use of non-GAAP financial measures is discussed in this release after Segment Highlights.
(2)  Operating return on average equity, excluding other comprehensive income
(3) Includes $27.9 billion of AUM related to the company's fourth quarter 2006 acquisition of WM Advisors, Inc., which closed effective December 31, 2006.
(4)"The Principal Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.
(5)  As of December 31, 2006


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